                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 25, 1994
- - ------------------------------------------------------------------
                                                  (AUGUST 25, 1994)


                         AMES DEPARTMENT STORES, INC.
        -----------------------------------------------------
            (Exact Name of Registrant As Specified In Its Charter)


                                    DELAWARE
            ----------------------------------------------
                (State Or Other Jurisdiction Of Incorporation)


                  1-5380                        04-2269444
     -----------------------     -------------------------------
        (Commission File Number)    (IRS Employer Identification No.)


         2418 MAIN STREET; ROCKY HILL, CONNECTICUT         06067-0801
    ----------------------------------------------          -------
         (Address Of Principal Executive Offices)          (Zip Code)


                                  (203) 257-2000
         ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                  NOT APPLICABLE
     -----------------------------------------------------------
         Former Name Or Former Address, If Changed Since Last Report)




                           Exhibit Index on Page 4

                       Page 1 of 7 (Including Exhibit)

ITEM 5:  OTHER EVENTS

         Beginning on August 25, 1994, Ames will distribute, to its banks and other lenders, principal trade vendors and factors, summaries of its unaudited financial results for the four and twenty-six weeks ended July 30, 1994. These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein.
         Compared with the projections contained in the Form 8-K dated May 27, 1994 (referred to herein as the "Plan"), sales for the four weeks ended July 30, 1994 were $4.6 million less than Plan and EBITDA (as defined in Exhibit
         20) was $.6 million worse than Plan. In July, the unfavorable sales variance was primarily due to sales shortfalls in apparel and convenience goods. July's gross margin rate was also less than Plan due primarily to higher-than-planned advertising and clearance markdowns, particularly in apparel. The unfavorable impact on July's EBITDA from the lower-than- planned sales and gross margin rate was partially offset by lower-than- planned expenses and a gain on the sale of certain property. Store, field and home office expenses were all less than Plan in July.

         Sales for the twenty-six weeks ended July 30, 1994 were $12.1 million less than Plan; however, EBITDA was $.2 million better than Plan. The major portion of the year-to-date unfavorable sales variance was in apparel and convenience goods. The lower year-to-date gross margin rate was due to higher-than-planned advertising markdowns.The unfavorable impact on the year-to-date EBITDA from the lower-than-planned sales and gross margin rate was more than offset by lower-than-planned expenses and higher-than-planned gains on property sales. Year-to-date store, field and home office expenses were all less than Plan.

         As of July 30, 1994, LIFO inventories were $4.7 million greater than Plan, primarily in hardline categories. Trade payables were $18.5 million greater than Plan due primarily to improved payment terms. Outstanding borrowings under the Company's new revolving line of credit as of July 30, 1994 were $18.6 million less than Plan due primarily to the better-than- planned trade payable terms.

         Ames is distributing the monthly results to its banks and other lenders, principal trade vendors and factors to facilitate their credit analyses. The summary results SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 29, 1994, the Company's Form 10-Q for the first fiscal quarter ended April 30, 1994, the Company's Form 8-K dated May 27, 1994, and the Company's Form 10-Q to be filed for the second fiscal quarter ended July 30, 1994. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

         During the pendency of its reorganization case, Ames disclosed publicly its monthly results through filings with the Office of the U.S. Bankruptcy Trustee and continued to report publicly its monthly results during the fiscal year ended January 29, 1994. Although Ames expects to continue to make its monthly results public for the fiscal year ending January 28, 1995, Ames does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and Ames may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by Ames' independent certified public accountants. Moreover, Ames does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

         Exhibit: 20  Unaudited Financial Summary Results for
                      the Four and Twenty-six Weeks Ended
                      July 30, 1994.

                              INDEX TO EXHIBITS








      Exhibit No.              Exhibit                        Page No.
     -----------               -------                        --------



       20          Unaudited Financial Summary Results for          6
                   the Four and Twenty-six Weeks Ended
                   July 30, 1994

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    AMES DEPARTMENT STORES, INC.
                                    ----------------------------
                                              Registrant




Dated:  August 24, 1994             By: /s/ Joseph R. Ettore
                                       ----------------------------
                                       Joseph R. Ettore
                                       President, Director, and
                                       Chief Executive Officer



Dated:  August 24, 1994             By: /s/ John F. Burtelow
                                       ---------------------------
                                       John F. Burtelow
                                       Executive Vice President,
                                       Chief Financial Officer




Dated:  August 24, 1994             By: /s/ William C. Najdecki
                                       ----------------------------
                                       William C. Najdecki
                                       Senior Vice President,
                                       Chief Accounting Officer